Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

February 8, 2021

Aspira Women’s Health Inc.

12117 Bee Caves Road

Building Three, Suite 100

Austin, Texas 78738

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-252267 (the “Registration Statement”), filed by Aspira Women’s Health Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on January 28, 2021. Pursuant to the Registration Statement, the Company is issuing up to 6,900,000 shares (the “Shares”) of its common stock, $0.001 par value per share, which are to be sold by the Company pursuant to an underwriting agreement dated February 4, 2021 (the “Underwriting Agreement”) between the Company and William Blair & Company, L.L.C. and Truist Securities, Inc., as representatives of the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Company’s certificate of incorporation, as currently in effect, (iv) the Company’s bylaws, as currently in effect, and (v) the written consents and resolutions adopted by the board of directors of the Company (the “Board”) and the special committee thereof established by the Board (the “Special Committee”) relating to the Registration Statement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Aspira Women’s Health Inc.

February 8, 2021

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of 6,000,000 of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

2.

The issuance and sale of 900,000 of the Shares covered by the Registration Statement in connection with any exercise of the Underwriters’ option to purchase additional shares granted by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

For the purposes of paragraph 2 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares pursuant to the Underwriters’ option to purchase additional shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the certificate of incorporation and bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP